UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 24, 2011 (February 18, 2011)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2011, the Board of Directors of Metro Bancorp, Inc. (the “Company”) ratified the following items approved by the Company’s Compensation Committee:

● 2010 cash bonus and stock option grants for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Cash Bonus	Stock Options Grants1
Gary L. Nalbandian	Chairman, President and Chief Executive Officer	$60,000	50,000
Mark A. Zody	Executive Vice President and Chief Financial Officer	$40,000	30,000
Peter M. Musumeci, Jr.	Executive Vice President and Senior Loan Officer	$0	20,000
Mark A. Ritter	Executive Vice President and Chief Operating Officer	$25,000	15,000
James R. Ridd	Senior Vice President and Chief Credit Officer	$6,000	5,000
1 Grants made pursuant to the Company’s 2006 Employee Stock Option Plan at an exercise price of $12.05, the market price on the date of grant.

● 2011 base salaries for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Base Salary
Gary L. Nalbandian	Chairman, President and Chief Executive Officer	$595,000
Mark A. Zody	Executive Vice President and Chief Financial Officer	$290,000
Peter M. Musumeci, Jr.	Executive Vice President and Senior Loan Officer	$300,000
Mark A. Ritter	Executive Vice President and Chief Operating Officer	$250,000
James R. Ridd	Senior Vice President and Chief Credit Officer	$190,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: February 24, 2011	/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer